UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025 (July 17, 2025)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 21, 2025, Volcon, Inc. (the “Company”) issued a press release announcing the closing of the previously announced private placements with certain accredited and institutional investors, pursuant to which the Company issued an aggregate of 44,414,189 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”) and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 5,728,662 shares of Common Stock. The Company received aggregate gross proceeds of approximately $501 million, before deducting placement agent fees and other transaction expenses.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

As previously reported by the Company, following a June 24, 2025, hearing with a Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”), the Panel issued its determination, indicating that the Company shall demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) by exhibiting a closing bid price at or above $1 for twenty consecutive trading sessions; and if the Company became deficient with the Bid Price Rule prior to November 10, 2025, the Company would be delisted.

On July 17, 2025, the Company received a letter from the Office of the General Counsel of Nasdaq confirming that the Company had regained compliance with the Bid Price Rule. The letter noted that the Panel will retain jurisdiction over the Company until November 10, 2025, during which time the Company must remain in compliance with the Big Price Rule in order to remain listed on the Nasdaq Capital Market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCON, INC.

Date: July 21, 2025	/s/ Greg Endo
Greg Endo Chief Financial Officer

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